UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Confluent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Confluent, Inc. (the “Company”) by International Business Machines Corporation (“IBM”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated December 7, 2025, by and among IBM, Corvo Merger Sub, Inc. and the Company. The Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2025, and a definitive proxy statement (the “Proxy Statement”) with the SEC on January 9, 2026 with respect to a special meeting of stockholders to be held on February 12, 2026 in connection with the proposed acquisition. The Proxy Statement and a proxy card have been delivered to stockholders of the Company entitled to vote at the special meeting. This amendment is not a substitute for the Proxy Statement, which contains important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC RELATING TO THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company may obtain a free copy of the Proxy Statement, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Participants in the Solicitation

The Company and its directors, and certain of its executive officers, consisting of Lara Caimi, Jonathan Chadwick, Alyssa Henry, Matthew Miller, Neha Narkhede, Greg Schott, Eric Vishria, Michelangelo Volpi, who are the non-employee members of the Board of Directors of the Company (the “Board”), and Jay Kreps, Chief Executive Officer and Chairman of the Board, Rohan Sivaram, Chief Financial Officer, and Ryan Mac Ban, Chief Revenue Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition. Information regarding the Company’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Interests of Confluent’s Directors and Executive Officers in the Merger,” and “Security Ownership of Certain Beneficial Owners and Management” contained in the Proxy Statement, which was filed with the SEC on January 9, 2026 and subsequent statements of beneficial ownership on file with the SEC. Investors and stockholders of the Company may obtain a free copy of the Proxy Statement, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed “forward-looking statements”, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding the timeline for closing the Company’s proposed transaction with IBM. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://www.confluent.io) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

CONFLUENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40526	47-1824387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 W. Evelyn Avenue Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

(800) 439-3207

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	CFLT	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on December 7, 2025, Confluent, Inc., a Delaware corporation (“Confluent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation, a New York corporation (“IBM”), and Corvo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of IBM (“Sub”), providing for the merger of Sub with and into Confluent (the “Merger”), with Confluent continuing as the surviving corporation of the Merger and as a wholly owned subsidiary of IBM.

In connection with the Merger, on January 9, 2026, Confluent filed a definitive proxy statement on Schedule 14A (as it may be amended or supplemented from time to time, the “proxy statement”) with the Securities and Exchange Commission (the “SEC”) and mailed to all stockholders of record of the Company beginning on January 9, 2026, with respect to the special meeting of the Company’s stockholders (the “Special Meeting”) via live webcast on February 12, 2026, beginning at 9:00 a.m., Pacific time. At the Special Meeting the stockholders of the Company will be asked to, among other things, consider and vote on the consummation of the Merger.

As of the date hereof, the Confluent has received 17 demand letters from purported Confluent stockholders alleging, among other things, that the proxy statement misrepresents and/or omits certain purportedly material information with respect to the Merger in violation of federal securities laws, rendering the disclosures set forth therein false and misleading (the “Demand Letters”). On January 21, 2026, a purported stockholder of Confluent filed a complaint in the Supreme Court of the State of New York, County of New York against Confluent and the members of the Confluent Board. This complaint is captioned Stewart v. Confluent, Inc., et al., Index No. 650388/2026 (the “Stewart Complaint”). On January 22, 2026, a purported stockholder of Confluent filed a complaint in the Supreme Court of the State of New York, County of New York against Confluent and the members of the Confluent Board. This complaint is captioned Kent v. Confluent, Inc., et al., Index No. 650414/2026 (the “Kent Complaint,” and together with the Stewart Complaint, the “Complaints”). The Complaints assert New York common law claims for negligent misrepresentation and concealment based on allegedly false and misleading statements in the proxy statement.

Confluent believes that the disclosures set forth in the proxy statement comply fully with applicable law and denies the allegations in the pending Complaints and Demand Letters and believes no further disclosure is required to supplement the proxy statement under applicable laws. However, solely to moot the claims in the Demand Letters and Complaints and minimize the risk, costs, burden, nuisance and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Confluent has determined to voluntarily supplement the disclosures contained in the proxy statement with the disclosures set forth herein (the “Supplemental Disclosures”). Nothing herein is or should be deemed an admission of the legal necessity or materiality under any applicable laws for any of the disclosures set forth herein or in the proxy statement. The Supplemental Disclosures are set forth below and should be read in conjunction with the proxy statement. The Company vigorously denies all allegations in the Demand Letters and the Complaints, including that any additional disclosure was or is required, and believes that the supplemental disclosures contained herein are immaterial.

Supplemental Disclosures

The following information supplements the proxy statement and should be read in conjunction with the proxy statement, which should be read in its entirety. All page references are to pages in the proxy statement, and terms used below have the meanings set forth in the proxy statement. To the extent that information in the Supplemental Disclosures differs from, or updates information contained in, the proxy statement, the information in this supplemental disclosure shall supersede or supplement the information in the proxy statement. All paragraph headings and page references refer to the headings and pages in the proxy statement before any additions or deletions resulting from the supplemental disclosures or any other amendments. The supplemental disclosures are identified below by bold, underlined text. ~~Stricken-through~~ text shows text being deleted from a referenced disclosure in the proxy statement.

The Merger

The second full paragraph on page 55 of The Merger – Opinion of Morgan Stanley & Co. LLC – Summary of Financial Analysis is amended as follows:

In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley was directed by the Confluent Board and the Special Committee to utilize and rely upon, among other matters, the Management Long-Range Plan. The Management Long-Range Plan is more fully described below in the section of this proxy statement captioned “The Merger — Financial Projections.”  Except as otherwise noted, Morgan Stanley utilized in each of its analyses described below the number of outstanding shares of Confluent common stock on a fully diluted basis, which amount was based on the following inputs as prepared by Confluent management as of December 5, 2025, and provided to Morgan Stanley for use in connection with its financial analyses: (1) 353.2 million shares of Confluent common stock outstanding; (2) 17.2 million shares of Confluent common stock underlying outstanding options with a weighted-average exercise price of $8.35; and (3) 19.3 million shares of Confluent common stock underlying outstanding Confluent RSUs.

The fifth full paragraph on page 56 of The Merger – Opinion of Morgan Stanley & Co. LLC – Discounted Equity Value Analysis is hereby amended as follows:

Morgan Stanley calculated a range of implied equity values per share of our common stock as of December 5, 2025. To calculate the discounted equity value per share of our common stock, Morgan Stanley used the estimated revenue for Confluent for calendar year 2028 based on the Management Long-Range Plan. Based upon the application of its professional judgment and its experience, Morgan Stanley applied a range of forward multiples of aggregate value to revenue of 5.0x to 8.0x to Confluent’s estimated revenue for calendar year 2028 based on the Management Long-Range Plan to determine a range of future implied aggregate values of Confluent. Morgan Stanley then calculated a range of implied equity values as of such date by adding the amount of Confluent’s estimated future net cash of approximately $1.5 billion, as reflected in the Management Long-Range Plan. Morgan Stanley then divided this range of future implied equity values by the estimated number of outstanding shares of our common stock on a fully diluted basis, as provided by Confluent management, to calculate a per share price. Morgan Stanley then discounted this range of implied future equity values per share by two years to December 5, 2025, at a discount rate of 12.7%, which rate was selected by Morgan Stanley based on Confluent’s estimated cost of equity (estimated using the capital asset pricing model method and based upon Morgan Stanley’s professional judgment and experience, taking into account macro-economic assumptions, estimates of risk, Confluent’s capital structure and other appropriate factors). Morgan Stanley’s analysis resulted in the following implied values per share of our common stock:

The table following the second full paragraph on page 57 of The Merger – Opinion of Morgan Stanley & Co. LLC – Selected Precedent Transaction Multiples Analysis is hereby amended as follows:

Year Announced	Selected Precedent Transactions (Target/Acquiror)	Aggregate Value ($Bn)	Aggregate Value / NTM Revenue
2022	Anaplan, Inc. / Thoma Bravo, LP	$10.0	12.9x
2021	Medallia, Inc. / Thoma Bravo, LP	$6.4	10.8x
2024	HashiCorp, Inc. / International Business Machines Corporation	$6.4	9.9x
2021	Proofpoint, Inc. / Thoma Bravo, LP	$11.2	9.3x
2022	Avalara, Inc. / Vista Equity Partners Management, LLC	$8.3	9.1x
2022	Coupa Software Incorporated / Thomas Bravo, LP	$8.0	8.5x
2019	Ultimate Software Group, Inc. / Consortium led by Hellman & Friedman LLC	$10.7	7.9x
2022	Aveva Group Plc / Schneider Electric S.E.	$12.0	7.7x
2021	Talend S.A. / Thoma Bravo, LP	$2.4	7.3x
2023	Splunk Inc. / Cisco Systems, Inc.	$29.6	7.1x
2023	Qualtrics International Inc. / Silver Lake Partners, LP	$11.7	7.1x
2024	Smartsheet Inc. / Vista Equity Partners Management, LLC and Blackstone Inc.	$7.6	6.6x
2023	Cvent Holding Corp. / Blackstone Inc.	$4.5	6.4x
2025	Dayforce, Inc. / Thoma Bravo, LP	$12.1	5.9x
2023	New Relic, Inc. / TPG Global, LLC and Francisco Partners Management, LP	$6.1	5.8x
2025	SolarWinds Corporation / Turn/River Capital, LP	$4.4	5.4x
2022	Zendesk, Inc. / Hellman & Friedman LLC and Permira Advisers LLC	$9.7	5.4x
2021	Cloudera, Inc. / Clayton, Dubilier & Rice, LLC and Kohlberg Kravis Roberts & Co. L.P.	$4.9	5.3x
2025	Informatica, Inc. / Salesforce, Inc.	$8.8	5.1x
2023	Alteryx, Inc. / Clearlake Capital Group, L.P. and Insight Venture Management, LLC	$4.4	4.5x
2025	Semrush Holdings, Inc. / Adobe Inc.	$1.7	3.4x

The second full paragraph on page 58 of The Merger – Opinion of Morgan Stanley & Co. LLC – Discounted Cash Flow Analysis is hereby amended as follows:

Morgan Stanley first calculated the estimated unlevered free cash flow (which is defined as non-GAAP adjusted earnings before interest and taxes (1) less stock-based compensation expense, (2) less taxes, (3) plus depreciation and amortization, (4) less capital expenditures and internal-use software costs, and (5) plus or minus changes in net working capital and certain other adjustments) for the remainder of calendar year 2025 through calendar year 2035, which estimated unlevered free cash flows were reviewed and approved by Confluent management for Morgan Stanley’s use. Morgan Stanley then estimated the terminal value of Confluent at the end of the forecast period by applying a range of terminal unlevered free cash flow multiples of 12.5x to 17.5x (applied to free cash flow unburdened by stock-based compensation for the next 12-month period following the forecast period), which range was selected based upon the application of Morgan Stanley’s professional judgment and experience. The free cash flows and terminal value were then discounted, using a mid-year convention, to present values as of December 5, 2025, at a discount rate ranging from 11.1% to 12.8%, which discount rates were selected based upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of Confluent’s weighted average cost of capital, taking into account macro-economic assumptions, estimates of risk, Confluent’s capital structure and other appropriate factors. The resulting implied aggregate value was then adjusted to determine implied equity value by adding Confluent’s net cash of approximately $890 million as of September 30, 2025.

The third full paragraph on page 59 of The Merger – Opinion of Morgan Stanley & Co. LLC – Equity Research Analysts’ Price Targets is hereby amended as follows:

For reference only, Morgan Stanley reviewed 30 publicly available equity research analysts’ share price targets for our Class A common stock as of December 5, 2025. Morgan Stanley used the lowest and highest undiscounted price targets issued by those research analysts with publicly available price targets for shares of our common stock, which yielded a range of $24.00 to $36.00 per share of our Class A common stock, with a median of $28.00 per share.

A new section is added under the caption “Litigation Relating to the Merger” on page 82 below “Delisting and Deregistration of Our Common Stock.”

Litigation Relating to the Merger

As of the date hereof, the Confluent has received 17 demand letters from purported Confluent stockholders alleging, among other things, that the proxy statement misrepresents and/or omits certain purportedly material information with respect to the Merger in violation of federal securities laws, rendering the disclosures set forth therein false and misleading (the “Demand Letters”). On January 21, 2026, a purported stockholder of Confluent filed a complaint in the Supreme Court of the State of New York, County of New York against Confluent and the members of the Confluent Board. This complaint is captioned Stewart v. Confluent, Inc., et al., Index No. 650388/2026 (the “Stewart Complaint”). On January 22, 2026, a purported stockholder of Confluent filed a complaint in the Supreme Court of the State of New York, County of New York against Confluent and the members of the Confluent Board. This complaint is captioned Kent v. Confluent, Inc., et al., Index No. 650414/2026 (the “Kent Complaint,” and together with the Stewart Complaint, the “Complaints”). The Complaints assert New York common law claims for negligent misrepresentation and concealment based on allegedly false and misleading statements in the proxy statement.

Additional lawsuits may be filed, and additional demand letters may be received before the special meeting or consummation of the merger.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Confluent, Inc. (the “Company”) by IBM pursuant to the Merger Agreement. The Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2025, and a definitive proxy statement (the “Proxy Statement”) with the SEC on January 9, 2026 with respect to a special meeting of stockholders to be held on February 12, 2026 in connection with the proposed acquisition. The Proxy Statement and a proxy card have been delivered to stockholders of the Company entitled to vote at the special meeting. This Current Report on Form 8-K is not a substitute for the Proxy Statement, which contains important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC RELATING TO THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company may obtain a free copy of the Proxy Statement, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Participants in the Solicitation

The Company and its directors, and certain of its executive officers, consisting of Lara Caimi, Jonathan Chadwick, Alyssa Henry, Matthew Miller, Neha Narkhede, Greg Schott, Eric Vishria, Michelangelo Volpi, who are the non-employee members of the Board of Directors of the Company (the “Board”), and Jay Kreps, Chief Executive Officer and Chairman of the Board, Rohan Sivaram, Chief Financial Officer, and Ryan Mac Ban, Chief Revenue Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition. Information regarding the Company’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Interests of Confluent’s Directors and Executive Officers in the Merger,” and “Security Ownership of Certain Beneficial Owners and Management” contained in the Proxy Statement, which was filed with the SEC on January 9, 2026 and subsequent statements of beneficial ownership on file with the SEC. Investors and stockholders of the Company may obtain a free copy of the Proxy Statement, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed “forward-looking statements”, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the Company’s proposed transaction with IBM. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://www.confluent.io) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFLUENT, INC.

	By:	/s/ Rebecca Chavez
Dated: February 4, 2026		Rebecca Chavez
Chief Legal Officer